Exhibit 4.4
CERTIFICATE OF INCORPORATION
of
CCBM, INC.
          FIRST: The name of the corporation is CCBM, Inc.
          SECOND: The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.
          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
          FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 1,000 shares of common stock, par value $.01 per share.
          FIFTH: The number of directors of the corporation shall be as from time to time specified in, or determined in the manner provided in, the Bylaws. Election of directors need not be by written ballot unless the bylaws so provide.
          SIXTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, amend, alter or repeal the bylaws of the corporation.
          SEVENTH: The name and mailing address of the incorporator is:

Name	Mailing Address
Marshall A. Murray	3000 One Shell Plaza
910 Louisiana
Houston, Texas 77002
          The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation with the office of the Delaware Secretary of State.
          EIGHTH: The name and mailing address of each person who is to serve as a director of the corporation until the first annual meeting of stockholders or until his successor is elected and qualified are:

Name	Mailing Address

S. P. Johnson IV	c/o Carrizo Oil & Gas, Inc.
14701 St. Mary’s Lane
Suite 800
Houston, TX 77079

Frank A. Wojtek	c/o Carrizo Oil & Gas, Inc.
14701 St. Mary’s Lane
Suite 800
Houston, TX 77079

Steven A. Webster	c/o Carrizo Oil & Gas, Inc.
14701 St. Mary’s Lane
Suite 800
Houston, TX 77079

Douglas A. P. Hamilton	c/o Carrizo Oil & Gas, Inc.
14701 St. Mary’s Lane
Suite 800
Houston, TX 77079

Paul B. Loyd, Jr.	c/o Carrizo Oil & Gas, Inc.
14701 St. Mary’s Lane
Suite 800
Houston, TX 77079

Christopher C. Behrens	1221 6th Avenue of the Americas
39th Floor
New York, NY 10020

Arnold L. Chavkin	1221 6th Avenue of the Americas
39th Floor
New York, NY 10020

F. Gardner Parker	c/o Carrizo Oil & Gas, Inc.
14701 St. Mary’s Lane
Suite 800
Houston, TX 77079
     The undersigned incorporator hereby acknowledges that the foregoing is his act and deed and that the facts herein stated are true, and accordingly has executed this certificate this 25th day of June, 2001.

/s/ Marshall A. Murray
Marshall A. Murray
Incorporator

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